POWER OF ATTORNEY
FOR SEC REPORTING

    Know all by these presents, that each of the undersigned hereby constitutes and appoints Susan B. Asch the undersigned's true and lawful attorney-in-fact to:

1. Execute for an on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or shareholder of Omega Flex, Inc. (the "Company"), as executor of the Estate of John E. Reed, or as trustee of the John E. Reed Trust, as the case may be, Forms 3, 4, and 5, Schedule 13D (and any amendments thereto), and a joint filing agreement related thereto, in accordance with the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder;

2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or Schedule
13D, or joint filing agreement related thereto, complete and execute any amendments thereto, and timely file such documents with the United States Securities and Exchange
Commission (the "SEC") and any stock exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5, or
Schedule 13D, electronically with the SEC; and

3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby grants such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 13 or Section 16 of the Exchange Act.

    This Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file Forms 3, 4, and 5, or Schedule 13D, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

(Signature page follows)


Stewart B. Reed
Signature:	/s  Stewart B. Reed	Date:   March 19, 2024

Print Name: 	Stewart B. Reed


Estate of John E. Reed
Signature:	/s  Stewart B. Reed	Date:   March 19, 2024

Print Name: 	Stewart B. Reed, Executor

John E. Reed Trust
Signature:	/s  Stewart B. Reed	Date:   March 19, 2024

Print Name: 	Stewart B. Reed, Trustee



















(Signature page to Power of Attorney for SEC Reporting)